Exhibit 10.13.1

FOURTH AMENDMENT TO

LICENSE AND SERVICES AGREEMENT

This Fourth Amendment to License and Services Agreement (this “Fourth Amendment”) is effective as of February 22, 2019 (the “Fourth Amendment Effective Date”) by and between Axogen Corporation, a Delaware corporation (“Licensee”) and Community Blood Center (d/b/a Community Tissue Services), an Ohio corporation (“Licensor”).  Capitalized terms not otherwise defined in this Fourth Amendment shall have the meaning as set forth in the Agreement (defined below).

WHEREAS, on or about August 6, 2015 the parties entered into that certain License and Services Agreement, as amended effective September 11, 2015 (“First Amendment”), May 12, 2017 (“Second Amendment”), and May 19, 2017 (“Third Amendment”) (collectively, the “Agreement”); and

WHEREAS, the parties desire to modify certain terms and conditions of the Agreement as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee intending to be legally bound agree as follows:

1.     Term Extension.   Section 12.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“12.01 Term.  Unless otherwise terminated pursuant to the terms of this Agreement, the License granted hereunder shall commence on the Occupancy Date and shall end on December 31, 2021.”

2.     Termination.  Section 12.02(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(d) Other than as provided in Section 12.02 (a) and (b), and through February 28,  2021, neither party shall terminate this Agreement.  Effective and beginning March 1, 2021,  Licensee may terminate this Agreement upon providing six (6) months written notice of termination to Licensor.”

3.     Fee Adjustment.    Section 3 of Schedule II “Fees” of the Agreement is hereby deleted in its entirety and replaced with the following as of the Effective Date of this Fourth Amendment:

“In addition to adjustments under the circumstances described in Section 4.01, the Support Service Fees shall increase by three percent (3%) on each January 1st during the Term.  Effective September 1, 2020, the License Fee shall increase on a one-time basis by an additional twenty percent (20%).

4.     Option for Additional Clean Room.  The parties acknowledge that Clean Room No. M423 is currently part of Licensee’s Option Space (the “Available Clean Room”).  As of June 1, 2020, and upon nine (9) months advanced written notice to Licensor, Licensee shall have the exclusive option to add the Available Clean Room to the Licensed Space and shall owe Licensor such additional fees as provided pursuant to Schedule II to the Agreement, as amended, for the additional Licensed Space.  The parties rights in the Agreement with respect to other Option Space, CTS Option Space or Reserved Space remain unaffected except to the extent amended herein with regard to the Available Clean Room.

5.     Portland Recovery.    Licensee shall prioritize its procurement of nerves from CTS Portland above all other sources in an effort to ensure that CTS Portland maintains at least the same volume as recorded in 2018, and no less than 76 annually.

6.     Full Force and Effect.  With the modifications set forth in this Fourth Amendment, the Agreement remains in full force and effect.

7.     Miscellaneous:  This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original of this Fourth Amendment and all of which, when taken together, shall be deemed to constitute one and the same valid and binding Fourth Amendment.  This Fourth Amendment may be transmitted by facsimile or in .pdf electronic format, and it is the intent of the parties that any signature printed by a receiving facsimile machine or computer system to be deemed an original signature.

IN WITNESS WHEREOF, the parties hereto have duly executed this Fourth Amendment as of the Fourth Amendment Effective Date.

COMMUNITY BLOOD CENTER		AXOGEN CORPORATION
D/B/A COMMUNITY TISSUE SERVICES

By:	/s/Diane Wilson	By:	/s/ Karen Zaderej
Name:	Diane Wilson	Name:	Karen Zaderej
Title:	COO 2/20/19	Title:	President and CEO 2/22/19